UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2008

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2677 Prosperity Ave., Suite 250
Fairfax, VA 22031
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address:

1300 19th Street NW, 8th Floor Washington, DC 20036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Merger Agreement

On February 22, 2008, VGI Holdings Corp. ("Parent"), VGI Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), and Varsity Group Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, Merger Sub will commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, par value $0.0001 per share (the "Shares"). The purchase price in the Offer will be $0.20 per Share in cash (the "Offer Price"). Upon consummation of the Offer, Merger Sub will be merged with and into the Company (the "Merger"), with each outstanding Share (other than Shares owned by Merger Sub or Parent or held in the Company's treasury and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Delaware General Corporation Law) being converted into the right to receive the Offer Price in cash, and the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Parent is an affiliate of Follett Corporation which has unconditionally guaranteed Parent and Merger Sub's obligation to pay the Offer Price for all Shares Merger Sub is obligated to purchase pursuant to the Offer and the consideration for outstanding Shares in the Merger, subject to the satisfaction of the conditions contained in the Merger Agreement.

Completion of the Offer is subject to a minimum of 90% of the Company's Shares being available for purchase by Merger Sub, including Shares tendered in the Offer and including any Top Up Shares as described below, subject to Parent's right under the Merger Agreement to reduce this minimum condition but not below a majority of the Shares outstanding. The Company has granted Merger Sub an irrevocable "top up" option to purchase a number of newly issued shares (the "Top Up Shares") from the Company's available authorized but unissued shares that, when added to the shares tendered and accepted by Merger Sub in the Offer, equals 90% of the Company's then outstanding Shares. The Offer is also subject to other closing conditions. Merger Sub will commence the Offer on or before March 7, 2008. The Offer will expire on the 20th business day following the commencement date, unless extended in accordance with the terms of the Merger Agreement and applicable rules of the Securities and Exchange Commission (the "SEC"), but in no event beyond May 30, 2008.

If, upon completion of the Offer, Parent owns more than 90% of the Shares (including any Top Up Shares), Parent will effect the Merger by means of a "short form" merger which does not require Company stockholder approval. If, upon completion of the Offer, Parent owns less than 90% of the outstanding shares, the Merger will be effected by means of a "long form" merger requiring the Company to prepare and distribute a proxy statement and hold a special stockholder meeting to obtain stockholder approval of the Merger.

The Merger Agreement grants both Parent and the Company certain termination rights and provides that, if the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee of $100,000 and Parent's expenses. The Merger Agreement further provides that, subject to compliance with applicable law, upon consummation of the Offer, Merger Sub shall be entitled to obtain representation on the Company's board of directors proportional to Merger Sub's ownership of Shares.

The board of directors of both Parent and the Company have approved the agreement and the board of directors of the Company unanimously recommended that Company stockholders tender their shares in the Offer. Each of the directors of the Company and certain stockholders of the Company, which collectively own approximately 20.5% of the outstanding Shares, have agreed to tender their shares in the Offer and otherwise take certain specified actions to support the transactions contemplated by the Merger Agreement.

Loan Agreement and Warrant

On February 22, 2008, in connection with the Offer and the Merger, the Company entered into an Amended and Restated Revolving Line of Credit Loan Agreement and Security Agreement (the "New Loan Agreement") with VGI Financial Corp., an affiliate of Parent ("VGI Finance"), and certain wholly-owned subsidiaries of the Company (together with the Company, the Borrowers), which amends and restates the Revolving Line of Credit Loan Agreement and Security Agreement with Bank of America, N.A. ("BOA"), entered into by the Company on March 8, 2007 (the "Prior Loan Agreement"). VGI Finance has purchased and assumed from BOA the obligations under the Prior Loan Agreement. The New Loan Agreement is secured by a lien on substantially all of the Company's assets, including approximately $2.0 million of cash. There is currently approximately $1.8 million of advances outstanding under the line of credit. VGI Finance has agreed, subject to certain conditions, to forebear from enforcing an event of default that is presently outstanding under the Prior Loan Agreement until April 30, 2008. The New Loan Agreement will provide the Company with additional liquidity to fund its operating expenses if certain conditions are satisfied. The Company presently does not have access to sufficient liquidity to fund its operations on a stand-alone basis.

In connection with the New Loan Agreement, the Company has issued a warrant to VGI Finance for the purchase of the number of shares of the Company's common stock equal to (a) the advances under the New Loan Agreement divided by (b) the exercise price of $0.20 per share, subject to anti-dilution adjustment. The per share exercise price of the warrant will be reduced by (a) 20% in the event that advances under the New Loan Agreement remain outstanding as of April 7, 2008 and (b) an additional 20% in the event that advances under the New Loan Agreement remain outstanding as of May 7, 2008. As of the date hereof, advances under the New Loan Agreement are approximately $1.8 million. The term of the warrant is three years.

Cautionary Statements

Statements in this filing that are not statements of historical fact may include forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Such forward-looking statements include statements concerning the completion of the transactions contemplated by the Merger Agreement, including the Merger and the timing thereof and the business opportunities afforded by the Merger. Important factors that may cause actual results to differ include risks that could prevent or delay the closing of the transaction, including satisfaction of conditions to closing an acquisition transaction of this type, such as acceptance of the offer by holders of a sufficient number of Shares. For a discussion of other risks facing the Company's business, please refer to the documents filed by the Company with the United States Securities and Exchange Commission from time to time.

Additional Information

The tender offer described in this announcement has not yet been commenced. The information set forth above about the tender offer is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Merger Sub intends to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. In connection with the proposed Merger, the Company expects to file with the SEC a proxy statement, if required by law. These documents will contain important terms and information about the tender offer and the merger and shareholders are urged to read them carefully before deciding whether to tender shares in the offer. The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of tenders or proxies from stockholders. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's most recent proxy statement and other public filings with the SEC, and will be set forth in the Company's Schedule 14D-9. Information concerning the participants' interests will also be set forth in the Company's proxy statement relating to the Merger, if a proxy statement is required to be filed in connection with the Merger.

Investors will be able to obtain without charge a copy of these documents and other documents filed with the SEC on the SEC's website at www.sec.gov. In addition, investors will be able to obtain a free copy of these documents, once filed with the SEC, by contacting the information agent for the tender offer to be identified in the tender offer documents. Also, free copies of the documents filed by the Company can be obtained by contacting Varsity Group Inc., Attention: Investor Relations, 2677 Prosperity Ave, Suite 250, Fairfax, Virginia 22031.

Item 1.02.    Termination of a Material Definitive Agreement

In connection with the execution of the New Loan Agreement on February 22, 2008, the Prior Loan Agreement with BOA has terminated by virtue of the assignment of such agreement to VGI Finance and its amendment and restatement. See Item 1.01 above.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the transactions contemplated by the Merger Agreement, on February 22, 2008, the Compensation Committee of the Board of Directors of the Company approved employment agreements with James M. Craig, the Company's Chief Executive Officer, President and Chief Financial Officer, and John P. Griffin, the Company's Chief Accounting Officer and Vice President of Finance. The effectiveness of the employment agreements are subject to Merger Sub purchasing the tendered Shares pursuant to the terms of the Offer (such date, the "Purchase Date").

Pursuant to the employment agreement with Mr. Craig, Mr. Craig is employed by the Company for three months after the Purchase Date and will be paid a base salary of $20,833 per month. If Mr. Craig's employment is terminated for any reason or because of his death or disability, he is entitled to receive his base salary and accrued vacation through the date of termination. Under the employment agreement, Mr. Craig must execute, and not revoke, a general release of all claims against the Company, and any termination benefits are subject to Mr. Craig continuing to abide by the non-competition and non-solicitation provisions of his employment agreement.

Pursuant to the employment agreement with Mr. Griffin, Mr. Griffin will receive a base salary of $12,083 per month until December 31, 2008. Mr. Griffin is eligible for a cash bonus on the Purchase Date of $12,083 and a cash bonus on January 1, 2009 of $72,500. If Mr. Griffin's employment is terminated by the Company for cause, because of his death or disability, or by him, then he is entitled to receive his base salary and accrued vacation through the date of termination. If his employment is terminated by the Company without cause prior to December 31, 2008, then he is entitled to receive (a) his base salary and accrued vacation through the date of termination, (b) six months salary, and (c) continuation of his medical and dental benefits for up to six months. Under the employment agreement, Mr. Griffin must execute, and not revoke, a general release of all claims against the Company, and any termination benefits are subject to Mr. Griffin continuing to abide by the non-competition and non-solicitation provisions of his employment agreement.

Item 7.01.    Regulation FD Disclosure

On February 25, 2008, Follett Corporation and the Company issued a joint press release announcing the execution of the Merger Agreement and related transaction agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: February 25, 2008	By:	/s/ John P. Griffin
John P. Griffin
Chief Accounting Officer & VP of Finance

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release